                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)  November 30, 1997
                                                  ------------------

                          STAR Telecommunications, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware                  000-22581            77-0362681
-------------------------------------------------------------------------------
        (State or other               (Commission        (I.R.S. Employer
          jurisdiction                File Number)       Identification No.)
       of incorporation)



              223 E. De La Guerra, Santa Barbara, California 93101
-------------------------------------------------------------------------------
                  (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code  (805) 899-1962
                                                    ---------------


                                 Not applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        (a) Pursuant to the terms of that certain Amended and Restated Stock Acquisition Agreement and Plan of Merger dated as of November 30, 1997 (the "Purchase Agreement") by and among STAR Telecommunications, Inc., a Delaware corporation ("STAR" or the "Company"), Big Dave's Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company ("Acquisition"), LCCR, Inc., a California corporation formerly known as L.D. Services, Inc. ("LCCR"), and the shareholders listed on the signature page thereof (the "LCCR Shareholders"), on November 30, 1997 (the "Closing") STAR acquired all of the outstanding shares of the capital stock of LCCR (the "LCCR Shares") in exchange for shares of the Company's Common Stock, $0.001 par value per share (the "STAR Common Stock"). This transaction is to be accounted for as a "pooling of interests." On December 3, 1997, a Certificate of Merger was filed with the Secretary of State of the State of California, pursuant to which Acquisition was merged with and into LCCR (the "Merger"), in accordance with the terms of the Purchase Agreement and with the California Corporations Code, and LCCR became a wholly-owned subsidiary of STAR.

        On the Closing, the LCCR Shareholders received an aggregate of 413,874 shares of STAR Common Stock (the "Merger Shares") in exchange for the 99.20 LCCR Shares outstanding as of such date, resulting in an exchange ratio of 4,172.12 shares of STAR Common Stock for each LCCR Share. On the Closing, a total of 41,387 of these shares (the "Escrow Shares") were deposited in a one-year escrow established at Sanwa Bank Trust. Such Escrow Shares may be used, at the option of STAR, to offset any amounts owed to the Company pursuant to the indemnity obligations of the LCCR Shareholders set forth in the Purchase Agreement.

        In connection with the transactions contemplated by the Purchase Agreement, at the Closing STAR also acquired (i) certain non-operating entities owned by certain LCCR Shareholders for an aggregate of 238 shares of STAR Common Stock and (ii) majority ownership of another entity for 180 shares of STAR Common Stock.

        On December 1, 1997, the first trading date following the Closing, the closing sales price of the STAR Common Stock on the NASDAQ Stock Market was $33.625. As such, the aggregate purchase price paid by STAR for LCCR was $13,916,513. The purchase price was arrived at through arms-length negotiations between the Company, LCCR and the LCCR Shareholders. Prior to the Closing, none of the LCCR Shareholders nor any of the officers, directors or employees of LCCR were affiliates of the Company.

        In connection with the transaction contemplated by the Purchase Agreement, Richard Bishop, an LCCR Shareholder and formerly the Chief Executive Officer of LCCR, became STAR's Senior Vice President of Commercial Sales and Marketing. In that


                                       2.

regard, prior to the Closing, Mr. Bishop and STAR entered into a two-year Employment Agreement calling for the payment of an annual salary of $150,000, plus an annual bonus. Additionally, on the Closing, the Company and the LCCR Shareholders entered into a Registration Rights Agreement which provides, among other things, certain piggyback registration rights relating to the shares of STAR Common Stock received by the LCCR Shareholders at the Closing.

        (b) Prior to the Closing, LCCR was in the business of connecting and terminating long distance telephone calls. Pursuant to the Merger, LCCR became a direct wholly-owned subsidiary of the Company. It is the present intention of the Company that LCCR will continue to engage in such business.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (A)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               (i)    Balance sheets of LCCR, Inc. as of December 31, 1996 and
                      September 30, 1997

               (ii)   Statements of Operations of LCCR, Inc. for the year ended
                      December 31, 1996 and the nine-month period ended September 30,
                      1997

               (iii) Statements of Stockholders' Equity (Deficit) for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997

               (iv)   Statements of Cash Flows of LCCR, Inc. for the year ended
                      December 31, 1996 and the nine-month period ended September 30,
                      1997

               (v)    Notes to Financial Statements

        (B) PRO FORMA FINANCIAL INFORMATION.

               (i)    Pro Forma Combined Balance Sheet as of September 30, 1997

               (ii) Pro Forma Combined Statements of Operations for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997

                                       3.

           (iii) Notes to Pro Forma Combined Statements

        (C)    EXHIBITS.

               10.26 Amended and Restated Stock Acquisition Agreement and Plan of Merger dated as of November 30, 1997 by and among the Company, Acquisition, LCCR and the LCCR Shareholders

               10.27  Registration Rights Agreement dated as of November
                      30, 1997 by and among the Company and the LCCR
                      Shareholders



                                       4.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

               Date:  December 15, 1997


                                    STAR TELECOMMUNICATIONS, INC.



                                    By: /s/ KELLY D. ENOS
                                       ---------------------------------------
                                            Kelly D. Enos
                                            Chief Financial Officer



                                       5.

                        LCCR, INC.

                        FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1996 AND SEPTEMBER 30, 1997 TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders of
LCCR, Inc.:

We have audited the accompanying balance sheets of LCCR, Inc. (a California corporation) as of December 31, 1996 and September 30, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LCCR, Inc. as of December 31, 1996 and September 30, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997 in conformity with generally accepted accounting principles.




                                                     ARTHUR ANDERSEN LLP


Los Angeles, California
November 24, 1997

                                   LCCR, INC.


                       BALANCE SHEETS - DECEMBER 31, 1996
                             AND SEPTEMBER 30, 1997

                                     ASSETS



                                                      1996             1997
                                                   -----------      -----------
CURRENT ASSETS:
  Cash                                             $     6,098      $   355,222
  Accounts receivable, net of allowance
    of $469,125 and $660,487 at
    December 31, 1996 and September 30, 1997         4,772,134        3,952,127
  Other receivables                                    284,479          220,785
  Related party receivables                                 --          120,653
  Prepaid expenses and other assets                     55,871          112,881
                                                   -----------      -----------
          Total current assets                       5,118,582        4,761,668
                                                   -----------      -----------
PROPERTY AND EQUIPMENT:
  Leasehold improvements                                34,279           34,279
  Furniture, fixtures and equipment                    379,027          319,214
                                                   -----------      -----------
                                                       413,306          353,493
     Less--Accumulated depreciation and
    amortization                                      (205,522)        (231,644)
                                                   -----------      -----------
                                                       207,784          121,849

OTHER LONG-TERM ASSETS                                      --           20,000
                                                   -----------      -----------
          Total assets                             $ 5,326,366      $ 4,903,517
                                                   ===========      ===========



      The accompanying notes are an integral part of these balance sheets.

                                   LCCR, INC.


                       BALANCE SHEETS - DECEMBER 31, 1996
                             AND SEPTEMBER 30, 1997

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)



                                                       1996             1997
                                                    -----------     -----------
CURRENT LIABILITIES:
  Revolving line of credit                          $        --     $        --
  Current portion of capital lease obligations           44,939          47,103
  Accounts payable                                    3,131,956       1,486,056
  Note payable                                               --         810,000
  Accrued expenses                                      464,946       1,873,410
  Related party payables                                268,645         421,633
                                                    -----------     -----------
          Total current liabilities                   3,910,486       4,638,202

LONG-TERM LIABILITIES:
  Capital lease obligations, net of current
    portion                                             128,219          92,617
  Other long-term liabilities                           263,650         341,900
                                                    -----------     -----------
                     Total liabilities                4,302,355       5,072,719
                                                    -----------     -----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, no par value:
    Authorized -- 1,000 shares
    Issued and outstanding -- 99.2 shares
      at December 31, 1996 and
      September 30, 1997                                348,000         348,000
  Retained earnings (deficit)                           676,011        (517,202)
                                                    -----------     -----------
    Stockholders' equity (deficit)                    1,024,011        (169,202)
                                                    -----------     -----------
          Total liabilities and stockholders'
            equity (deficit)                        $ 5,326,366     $ 4,903,517
                                                    ===========     ===========





      The accompanying notes are an integral part of these balance sheets.

                                   LCCR, INC.


                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
               AND THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997



                                                       1996               1997
                                                    ------------      ------------
REVENUES                                            $ 29,904,711      $ 21,185,744

COST OF SERVICES                                      17,154,762        12,612,058
                                                    ------------      ------------
          GROSS PROFIT                                12,749,949         8,573,686

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                            10,321,833         7,412,127
                                                    ------------      ------------
INCOME FROM OPERATIONS                                 2,428,116         1,161,559

OTHER INCOME (EXPENSE):
  Interest income                                         27,535             8,534
  Interest expense                                       (11,960)          (11,458)
  Legal settlements and expenses                              --        (1,556,816)
  Other                                                   38,661            10,078
                                                    ------------      ------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES        2,482,352          (388,103)

PROVISION FOR STATE INCOME TAXES                          58,055            10,600
                                                    ------------      ------------
NET INCOME (LOSS)                                   $  2,424,297      $   (398,703)
                                                    ============      ============





        The accompanying notes are an integral part of these statements.

                                   LCCR, INC.


                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 1996
             AND FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997




                                   Common Stock
                         ------------------------------------
                                                     Retained
                         Shares       Amount         Earnings          Total
                         ------       ------         --------          -----
BALANCE, at
  December 31, 1995         99.2   $   348,000     $ 2,285,751      $ 2,633,751

Net income                  --              --       2,424,297        2,424,297
Cash distributions to
  stockholders              --              --      (4,034,037)      (4,034,037)
                          ----     -----------     -----------      -----------
BALANCE, at
  December 31, 1996         99.2       348,000         676,011        1,024,011

Net loss                    --              --        (398,703)        (398,703)
Cash distributions to
  stockholders              --              --        (794,510)        (794,510)
                          ----     -----------     -----------      -----------
BALANCE, at
  September 30, 1997        99.2   $   348,000     $  (517,202)     $  (169,202)
                          ====     ===========     ===========      ===========







        The accompanying notes are an integral part of these statements.

                                   LCCR, INC.


                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
               AND THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997



                                                      1996              1997
                                                   -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                $ 2,424,297      $  (398,703)
  Adjustments to reconcile net income
    (loss) to net cash provided by
     operating activities:
      Depreciation and amortization                     77,920           49,131
      Loss on disposal of equipment                         --           46,018
      Provision for doubtful accounts                  192,045          191,362
      Decrease (increase) in assets:
        Accounts receivable                            (73,321)         628,645
        Prepaid expenses and other assets              (10,034)           6,684
        Related party receivables                           --         (120,653)
      Increase (decrease) in liabilities:
        Accounts payable                               986,425       (1,645,900)
        Accrued expenses and other liabilities         588,617        1,486,714
        Related party payables                         (51,603)         152,988
                                                   -----------      -----------
          Net cash provided by
            operating activities                     4,134,346          396,286
                                                   -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES--
  Capital expenditures                                 (13,567)          (9,214)
                                                   -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stockholder distributions                         (4,034,037)        (794,510)
  Borrowings under bank line of credit                 271,800          264,900
  Payments under bank line of credit                  (271,800)        (264,900)
  Borrowings under long-term debt                           --          790,000
  Repayments under long-term debt                      (62,282)              --
  Payments under capital lease obligations             (41,229)         (33,438)
                                                   -----------      -----------
          Net cash used in
            financing activities                    (4,137,548)         (37,948)
                                                   -----------      -----------

                                                       1996               1997
                                                     --------           --------
INCREASE (DECREASE) IN CASH                          $(16,769)          $349,124

CASH, beginning of period                              22,867              6,098
                                                     --------           --------
CASH, end of period                                  $  6,098           $355,222
                                                     ========           ========











        The accompanying notes are an integral part of these statements.

                                    LCCR, INC


                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997



1.    Nature of Business

LCCR, Inc. (the Company), is a California corporation in the business of providing retail long-distance phone service throughout the United States. The Company, formerly known as L.D. Services, Inc., changed its name to LCCR, Inc. on July 25, 1997. The Company provides its service through a network of carrier arrangements with providers and billing arrangements with local exchange carriers (LEC).

The Company is subject to various risks in connection with the operation of its business. These risks include, but are not limited to, regulations, dependence on transmission facilities-based carriers and suppliers, price competition and competition from larger industry participants.


2.    Summary of Significant Accounting Policies

      a.    Revenue Recognition

            The Company records revenues at the placing of calls, as measured by the minutes of traffic processed. Customer discounts and refunds are netted against revenues.

      b.    Cost of Services

            Cost of services represent direct charges from vendors that the Company incurs to deliver service to its customers. These include carrier costs for the dedicated phone lines which form the Company's network as well as billing and collection services performed by the LECs and call rating services.

      c.    Property and Equipment

            Property and equipment are carried at cost. Depreciation and amortization of property and equipment is computed using straight-line and accelerated methods over the following estimated useful lives:

                Leasehold improvements                      life of lease
                Furniture and fixtures                      5-7 years
                Equipment                                   5-7 years

            Property and equipment includes assets financed under capital lease obligations of $233,428 at December 31, 1996 and $166,400 at September 30, 1997.

            Replacements and betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets sold or retired are removed from the accounts and any gain or loss on disposition is recognized in other income or expense.

            d.    Statements of Cash Flows

            During the periods ended December 31, 1996 and September 30, 1997, cash paid for interest was $4,219 and $13,356, respectively. For the same periods cash paid for income taxes amounted to $50,959 and $58,469, respectively.

            Non-cash investing and financing activities is as follows for the year ended December 31, 1996 and the nine-month period ended September 30, 1997:

                                                                    1996              1997
                                                                  ========           =======
            Equipment purchased through
              capital leases                                      $ 69,027           $    --
                                                                  ========           =======

            Deposits on equipment paid
              by note payable                                     $     --           $20,000
                                                                  ========           =======



            These non-cash transactions are excluded from the statements of cash flows.


            e.    Concentrations of Risk

            Purchases from the two largest providers of carrier service for the year ended December 31, 1996 amounted to 86 percent of total cost of sales. Purchases from the two largest providers for the nine months ended September 30, 1997 amounted to 75 percent of total cost of sales. Although there are a limited number of vendors, management believes that other suppliers could provide service at similar rates.

            The LECs perform collection services for the Company from numerous end users. For the year ended December 31, 1996, six LECs accounted for all revenues and accounts receivable. For the nine months ended September 30, 1997, six LECs accounted for approximately 89 percent of revenues and approximately 93 percent of accounts receivable.

            f.    Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            g.    Fair Value of Financial Instruments

            The carrying value of the Company's cash, receivables, payables and accrued liabilities approximate their fair value because of the short maturities of these instruments. The carrying value of the Company's debt approximates fair value because of the short maturities and/or interest rates, which are comparable to those available to the Company on similar terms.

            h.    Recently Issued Accounting Standards

            SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" are effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standards in the fiscal year ending December 31, 1998. The effects of these new standards have not yet been determined.


3.          Line of Credit and Long-Term Debt

            a.    Bank Line of Credit

            The Company has a one-year $250,000 revolving credit facility with a bank expiring March 10, 1998. Any borrowings under this facility are secured by certain assets, as defined, and bear interest at the prime rate plus .75 percent (9.25 percent at September 30, 1997). The credit facility is guaranteed by the majority stockholders. There were no borrowings under this line as of December 31, 1996 and September 30, 1997.

            b.    Note Payable

            In September 1997, the Company entered into an agreement with STAR Telecommunications, Inc. (STAR) (see Note 7) to borrow up to $1,500,000 to pay certain fines and expenses to the Public Utilities Commission (PUC), the Monterey District Attorney or similar governmental entities. The note matures on June 30, 1998, carries an interest rate of ten percent and is secured by essentially all assets of the Company. By September 30, 1997, the Company borrowed $810,000, of which $760,000 was paid directly by STAR to the PUC in connection with a settlement agreement (see Note 5) and expensed interest in the amount of $4,000 relating to this note.

            c.    Capital Lease Obligation

            The Company leases furniture and equipment under capital lease arrangements. Minimum future lease payments under these capital leases at September 30, 1997 are as follows:


                      1998                                       $54,528
                      1999                                        54,528
                      2000                                        38,503
                      2001                                         5,356
                                                                --------
                                                                 152,915
                    Less--Amount representing
                      interest                                    13,195
                                                                --------
                                                                 139,720
                    Less--Current portion                         47,103
                                                                --------
                                                                $ 92,617
                                                                ========


            Accumulated amortization related to assets financed under capital leases was $67,455 and $102,469 at December 31, 1996 and September 30, 1997, respectively.


4.          Related Party Transactions

            a.    Transactions with Affiliates

            The Company derives some of its customer base through affiliated companies that are partially or fully owned by a control group of stockholders of the Company. The net assets and income of these affiliates on a consolidated basis would be less than one percent of the net assets and net income of the Company on a stand-alone basis. Included in selling, general and administrative expense is commission expense relating to these affiliated companies of approximately $915,000 and $324,000 for the year ended December 31, 1996 and the nine-month period ended September 30, 1997, respectively.

            b.    Transactions with Related Parties

            In December 1996, the Company entered into a two-year sales agency agreement with Business Options Inc. (B.O.S.), which is owned by a minority stockholder. The agreement automatically renews for one-year periods, unless terminated 30 days prior to the renewal date by either party. Included in selling, general and administrative expense is commission expense of $1,444,000 and $623,000 for 1996 and 1997, respectively. On June 12, 1997, the Company entered into an additional interim contract with B.O.S. for the Company to provide underlying transmission carriage service to B.O.S.'s customers. During 1997, the Company recognized income and related expense of approximately $174,000 and $156,000 relating to this service. On October 1, 1997, the Company entered into a three-year agreement to provide underlying transmission carriage service to B.O.S.

5.          Commitments and Contingencies

            a.    Operating Leases

            The Company has non-cancelable leases for office space, office equipment and other items under various agreements expiring through October 15, 2001. At September 30, 1997, the minimum aggregate payments under non-cancelable operating leases are summarized as follows:

                                 1998                             $ 63,949
                                 1999                               20,400
                                 2000                               20,400
                                 2001                               17,850
                                                                  --------
                                                                  $122,599
                                                                  ========


            Office space and office equipment rent expense for the year ended December 31, 1996 and the nine-month period ended September 30, 1997 was approximately $180,000 and $177,000, respectively.

            b.    Service Level Commitments

            The Company is obligated under various billing and collection agreements with LECs to pay minimum service fees of approximately $273,000, $160,000 and $42,000 for the twelve months ending September 30, 1998, 1999 and 2000, respectively. The Company anticipates exceeding the minimum service fees with these LECs.

            c.    Purchase Commitments

            The Company is obligated under an amended carrier agreement dated September 20, 1997, to continue current usage levels for 6 months from the date of the agreement. Usage for July, August and September of 1997 was approximately $736,000, $611,000 and $350,000, respectively. The Company anticipates meeting the future minimum usage levels.

            d.    Telecommunications Legislation Revisions

            In the United States, the Federal Communications Commission and relevant state Public Service Commissions have the authority to regulate interstate and intrastate rates, respectively, ownership of transmission facilities, and the terms and conditions under which the Company's services are provided.

            Legislation that substantially revised the U.S. Communications Act of 1934 was signed into law on February 8, 1996. The legislation has specific guidelines under which the regional operating companies (RBOCs) can provide long distance services, which will permit the RBOCs to compete with the Company in providing domestic and international long distance services. Further, the legislation, among other things, opens local service markets to competition from any entity (including long distance carriers, such as AT&T, cable television companies and utilities).

            Because the legislation opens the Company's markets to additional competition, particularly from the RBOCs, the Company's ability to compete may be affected. Moreover, as a result of and to implement the legislation, certain federal and other governmental regulations will be amended or modified. Any such amendment or modification could have an effect on the Company's business, results of operations and financial condition.

            e.    Litigation

            On September 4, 1997, the Company entered into a settlement agreement with the Consumer Services Division of the California Public Utilities Commission (PUC). The agreement settles the unauthorized switching of long-distance customers to LCCR's service ("slamming") and includes a payment of $760,000 to the PUC for restitution to affected customers as defined in the agreement. Additionally, the settlement revokes the Company's certificate of public convenience and necessity without the possibility of reinstatement. Per the agreement, service to all California customers has to be terminated within 120 days after approval of the agreement by the PUC. During the year ended December 31, 1996 and the nine-month period ended September 30, 1997, gross revenues resulting from customers in California amounted to $13,516,000 and $6,687,000, respectively. On November 19, 1997, the PUC approved the agreement.

            The Company was also named in a civil suit by the District Attorney of Monterey, California; similar to the administrative action conducted by the PUC. Subsequent to September 30, 1997, the Company agreed to settle this suit for a monetary payment of $700,000 and various non-monetary concessions as defined in the agreement.

            Various other states have inquired into the Company's marketing plans or asked for cessation of certain marketing policies and procedures followed by the Company. In addition, certain claims, suits and complaints arising out of the normal course of business have been filed or are pending against the Company. Based on the facts known to the Company, Management believes the outcome of these matters will not have a material adverse affect on the financial position of the Company.


6.          Income Taxes

            The Company has elected to be taxed as an S-Corporation for both federal and state income tax purposes. While the election is in effect, all taxable income, deductions, losses and credits of the Company are included in the tax returns of the stockholders. Accordingly, for federal income tax purposes, no tax benefit, liability or provision has been reflected in the accompanying financial statements at December 31, 1996 and September 30, 1997 and for the year and nine-month period then ended. For state tax purposes, an S-Corporation is subject to a 1.5 percent tax on taxable income, with a minimum tax of approximately $1,000 annually. Effective

            December 1, 1997, the Company will terminate its S-Corporation election and will be taxed as a C-Corporation.

            The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," under which deferred assets and liabilities are provided on differences between financial reporting and taxable income using enacted tax rates. Deferred income tax expenses or credits are based on the changes in deferred income tax assets or liabilities from period to period.

            Under SFAS No. 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

            Deferred taxes resulting from timing differences for provision for doubtful accounts and various accruals are immaterial.


7.          Events Subsequent to Date of Auditors' Report

            On November 30, 1997, the Company entered into an Amended and Restated Stock Acquisition Agreement and Plan of Merger with STAR. STAR will issue 414,292 shares of common stock for all outstanding shares of the Company and its control group of stockholders in a merger to be accounted for as a "pooling of interests."

                         STAR TELECOMMUNICATIONS, INC.
                                 And LCCR, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                               September 30, 1997
                                 (In Thousands)



                                                                       PRO FORMA          PRO FORMA
                                        STAR           LCCR           ADJUSTMENTS         COMBINED
                                        ----           ----           -----------        ----------
 ASSETS                                                               (unaudited)        (unaudited)
Current Assets:
  Cash and cash equivalents            $  7,386      $   355           $                  $   7,741
  Marketable securities                  20,862            -                                 20,862
  Receivables, net                       32,794        4,173                                 36,967
  Receivable from related parties           955          121              (814)(A)              262
  Prepaid expenses and other assets       4,981          113                                  5,094
  Deferred income taxes                   1,165            -               454 (E)            1,619
                                       --------      -------           -------            ---------
    Total current assets                 68,143        4,762              (360)              72,545

Property and equipment, net              27,309          122                                 27,431
Investments                                 179            -                                    179
Deposits                                  3,429           20                                  3,449
                                       --------      -------           -------            ---------
    Total assets                       $ 99,060      $ 4,904           $  (360)           $ 103,604
                                       ========      =======           =======            =========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities:
  Revolving lines of credit
    with stockholder                  $              $   186           $                  $     186
  Current portion of long-term debt         888            -                                    888
  Current portion of capital lease
    obligations                           1,841           47                                  1,888
  Accounts payable                        7,808        1,486                                  9,294
  Note payable                                -          810              (810)(A)                -
  Accrued network costs                  32,536            -                                 32,536
  Accrued expenses                        2,704        1,873                (4)(A)            4,573
  Related party payables                      -          422                                    422
                                       --------       -------          -------             --------
    Total current liabilities            45,963        4,638              (814)              49,787

  Long-Term  Liabilities:
    Long-term debt, net of
      current portion                     3,137            -                                  3,137
    Capital lease obligations,
      net of current portion              7,933           93                                  8,026
    Deferred compensation                    50            -                                     50
    Other                                    73          342                                    415
                                       --------       -------          -------             --------
                                         57,156        5,073              (814)              61,415
                                       --------       -------          -------             --------
   Common Stock                              16          348              (348)(B)               16
   Additional paid-in capital            44,614            -               348 (B)           44,962
   Deferred compensation                   (58)            -                                    (58)
   Retained deficit                      (2,668)        (517)              454 (E)           (2,731)
                                       --------       -------          -------             --------
  Stockholders' equity (deficit)         41,904         (169)              454               42,189
                                       --------       -------          -------             --------
      Total liabilities and
        stockholders' equity (deficit) $ 99,060       $ 4,904          $  (360)            $103,604
                                       ========       =======          ========            ========


                         STAR TELECOMMUNICATIONS, INC.
                                 And LCCR, INC.

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          FOR THE YEAR ENDED 12-31-96
                    (In Thousands Except Per Share Amounts)


                                                        PRO FORMA     PRO FORMA
                                  STAR        LCCR     ADJUSTMENTS     COMBINED
                                 --------    -------   -----------    ---------
                                                       (unaudited)   (unaudited)
Revenues                         $208,086    $29,905                   $237,991
Cost of services                  188,430     17,155                    205,585
                                 --------    -------                   --------
    Gross profit                   19,656     12,750                     32,406

Selling, general and
  administrative expenses          25,160     10,322                     35,482
                                 --------    -------                   --------
Income (loss)
  from operations                  (5,504)     2,428                     (3,076)
Other income (expense):
  Interest income                      83         27                        110
  Interest expense                   (589)       (12)                      (601)
  Legal settlements                  (100)         -                       (100)
  Other                                 -         39                         39
                                 --------    -------                   --------

Income (loss) before
  provision for income taxes       (6,110)     2,482                     (3,628)
Provision for income taxes            534         58          943 (C)     1,535
                                 --------    -------        -----      --------
Net income (loss)                $ (6,644)   $ 2,424        $(943)     $ (5,163)
                                 ========    =======        =====      ========

Net loss per common share        $  (0.54)                             $  (0.41)
                                 ========                              ========

Weighted average number of
  common shares used to compute
  earnings per share               12,198                     414 (D)    12,612
                                 ========                   =====      ========

                         STAR TELECOMMUNICATIONS, INC.
                                 And LCCR, INC.

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                       FOR THE NINE MONTHS ENDED 9-30-97
                    (In Thousands Except Per Share Amounts)


                                                        PRO FORMA     PRO FORMA
                                  STAR        LCCR     ADJUSTMENTS     COMBINED
                                 --------    -------   -----------    ---------
                                                       (unaudited)   (unaudited)
Revenues                         $242,230    $21,186                   $263,416
Cost of services                  215,372     12,612                    227,984
                                 --------    -------                   --------
    Gross profit                   26,858      8,574                     35,432
Selling, general and
  administrative expenses          19,696      7,412                     27,108
                                 --------    -------                   --------
Income from operations              7,162      1,162                      8,324

Other income (expense):
  Interest income                     359          9           (4)(F)       364
  Interest expense                 (1,198)       (12)           4 (F)    (1,206)
  Legal settlements
    and expenses                        -     (1,557)                    (1,557)
  Other                                48         10                         58
                                 --------    -------        -----      --------

Income before provision
  for income taxes                  6,371       (388)                     5,983
Provision for income taxes          2,395         11           45 (C)     2,451
                                 --------    -------        -----      --------
Net income                       $  3,976   $   (399)        $(45)     $  3,532
                                 ========    =======        =====      ========

Net income per common share      $   0.27                              $   0.24
                                 ========                              ========

Weighted average number of
  common shares used to compute
  earnings per share               14,489                     414 (D)    14,903
                                 ========                   =====      ========

                         STAR TELECOMMUNICATIONS, INC.
                                 And LCCR, INC.

                     NOTES TO PRO FORMA COMBINED STATEMENTS
                                  (Unaudited)


On November 30, 1997, STAR Telecommunications, Inc. (STAR) acquired all outstanding stock of LCCR, Inc. in a transaction accounted for as a pooling-of-interest according to Accounting Principles Board Opinion 16 and the applicable rules and regulations of the Securities and Exchange Commissions. STAR issued 413,874 shares of common stock in exchange for the 99.20 LCCR shares outstanding. In connection with the merger, Star acquired certain non-operating entities owned by certain LCCR shareholders for 238 shares of STAR common stock and a majority ownership of another immaterial entity for 180 shares of STAR common stock.

The Pro Forma Combined Statements of Operations of STAR Telecommunications, Inc. and LCCR, Inc. for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997 give effect to the transaction as if it was consummated at the beginning of the period presented. The Pro Forma Combined Balance Sheet at September 30, 1997 gives effect to the merger as if the transaction was consummated at the end of the period.

Below are explanations for the lettered notes used in the Pro Forma Statements:

(A)  Effect of $810,000 loan by STAR to LCCR including $4,000 accrued interest
(B) Effect of issuing 414,292 shares of STAR common stock for all shares of LCCR
(C)  Increase in tax provision assuming C-Corporation status for LCCR
(D)  Additional shares issued in the merger
(E) Cumulative effect of timing differences, assuming that LCCR had always been a C-Corporation
(F)  Interest on Note to LCCR

                                  EXHIBIT INDEX

Exhibit                                                                           Page
Number        Description                                                         Number
------        -----------                                                         ------
10.26         Amended and Restated Stock Acquisition Agreement and Plan of
              Merger dated as of November 30, 1997 by and among the Company,
              Acquisition, LCCR and the LCCR Shareholders
10.27         Registration Rights Agreement dated as of November 30, 1997 by and among the Company and the LCCR Shareholders